Exhibit 10.26 DRAFTKINGS INC. 222 Berkeley Street, 5th Floor Boston, MA 02116 [***] denotes a redaction in accordance with Item 601(b)(10)(iv) of Regulation S-K. 1 February 11, 2025 Re: Acknowledgment and Agreement of Temporary Salary Reduction Dear Matt: This letter is to acknowledge that you have voluntarily elected to reduce the base salary payable by DraftKings Inc. (the “Company”) under Section 2 of your Executive Employment Agreement with the Company, dated as of April 23, 2020 (as amended, your “Employment Agreement”), to $1 for the period commencing on January 1, 2025 through December 31, 2025 (the “Base Salary Reduction”). Additionally, you agree that the Base Salary Reduction does not constitute “Good Reason” (or any similar protection) for purposes of your Employment Agreement, the equity awards that you hold, or other arrangements sponsored by the Company or its affiliates. Your target bonus opportunity for 2025 will continue to be $531,250 and will otherwise remain subject to the terms and conditions set forth in the Employment Agreement. Additionally, the (1) severance and (2) cooperation hourly rate set forth in Section 12 of your Nonsolicitation, Nondisclosure and Assignment of Inventions Agreement attached to your Employment Agreement, if any, to which you become entitled in accordance with the terms of your Employment Agreement will be determined by reference to your base salary rate without giving effect to the Base Salary Reduction. Your employee benefit coverages will continue based upon your elections for 2025. In order to cover your annual employee contributions towards your medical, dental, and vision coverages, and your 2025 401(k) contribution, the Company hereby grants you a one-time cash distribution of $33,370.71, which will be paid to you, less applicable deductions, no later than March 14, 2025. You acknowledge that because the Company’s life and disability insurance coverage is based upon your base salary, you will not be provided with these benefits during the Base Salary Reduction period. 401k Medical Dental Vision YTD Remain YTD Remain YTD Remain YTD Remain Matthew Kalish $[***] $[***] $[***] $[***] $[***] $[***] $[***] $[***] This letter agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. We thank you for your continued commitment to the Company. [Signature Pages Follow]

DraftKings Inc. By: /s/ R. Stanton Dodge Name: R. Stanton Dodge Title: Chief Legal Officer & Secretary Acknowledged and Agreed: /s/ Matthew Kalish Matthew Kalish